Exhibit 10.25

SECOND AMENDMENT TO LEASE AGREEMENT

THE SECOND AMENDMENT TO LEASE AGREEMENT, made and entered into this 14th day of March, 2011, by and between Zanker Investment Group, LLC (hereinafter referred to as “Landlord”), and Apache Design Solutions, Inc. (hereinafter referred to as “Tenant”).

WITNESSETH

WHEREAS, the parties hereto entered into a certain Lease Agreement dated August 13, 2007 providing for the Lease by Landlord to Tenant of certain Leased Premises known as 2645 Zanker Road, San Jose, California, which Leased Premises are more particularly described in said Lease; and

WHEREAS, the parties hereto desire to amend the said Lease in certain respects.

NOW, THEREFORE, for and in consideration of the mutual promises herein contained, the parties hereto agree that said Lease shall be and the same is hereby amended as follows:

1.	Lease Extension: Tenant shall hereby extend its lease term by four (4) years. Tenant’s current lease ending date of October 31, 2011 will be extended to now end on October 31, 2015.

2.	Leased Premises: Tenant shall expand into the remainder of the building at 2645 Zanker Road under the following schedule and per Exhibit A:

On December 1, 2011, or sooner should Landlord obtain control of the space prior to December 1, 2011, Tenant shall expand its premises on the 2nd floor, currently sized at 26,219 square feet, to include Suite #100 on the 1st floor, sized at 13,623 square feet for a total square footage of 39,842 square feet and 76.90% of the building as outlined in blue on the attached Exhibit A. Tenant shall have the right to use the furniture in the premises which is currently owned by Landlord. Tenant agrees to maintain he furniture in good working condition, normal wear and tear excepted. The furniture in Suite #100 will be more specifically itemized and documented by November 1, 2011, in a separate lease exhibit to this amendment.

On December 1, 2013, or sooner should Landlord obtain control of the space prior to December 1, 2013, Tenant shall expand its premises to include Suite #101, sized at 11,970 square feet, and thereby take over 100% of the building at 2645 Zanker Road as outlined in green on the attached Exhibit A. Tenant shall have the right to use the furniture in the premises which is currently owned by Landlord. Tenant agrees to maintain the furniture in good working condition, normal wear and tear excepted. The furniture in Suite #101 will be more specifically itemized and documented by November 1, 2011, in a separate lease exhibit to this amendment.

3.	Rental Rate: On November 1, 2011, Tenant’s rental rate shall be $1.90 per square foot, full-service, with 4% annual increases thereafter, per the following schedule:

1

On November 1, 2011, the rent shall be $49,816.10 (26,219 square feet)

On December 1, 2011, the rent shall be $75,699.80 (39,842 square feet) through and including October 2012.

On November 1, 2012, the rent shall be $78,727.76 (39,842 square feet) through and including October 2013.

On November 1, 2013, the rent shall be $81,876.90 (39,842 square feet) through and including November 2013.

On December 1, 2013, the rent shall be $106,475.73 (51,812 square feet) through and including October 2014.

On November 1, 2014, the rent shall be $110,734.76 (51,812 square feet) through and including October 2015.

4.	Tenant Improvements: Landlord hereby agrees to the following tenant improvements:

A.	On or after November 1, 2011, Landlord agrees to recarpet the 2nd floor with a schedule to be determined by Tenant.

B.	On or after November 1, 2011, Landlord agrees to paint the 2nd floor suite.

C.	Landlord agrees to immediately replace any stained or damaged ceiling tiles on the 2nd floor.

D.	On December 1, 2013, should Tenant elect, Landlord agrees to demolish the wall between Suites #100 & #101 and create a contiguous first floor.

5.	Signage: Tenant shall have the right to building signage on the exterior of the building that is mutually agreeable by Landlord and Tenant and in accordance with City of San Jose code and regulation.

6.	Security Deposit: Tenant’s existing security deposit of $112,235.20 shall remain unchanged.

The said Lease shall remain in full force and effect as therein stated, except as herein modified and amended.

IN WITNESS THEREOF, this Second Amendment to Lease Agreement is executed the day and year first above written.

TENANT:		LANDLORD:

Apache Design Solutions, Inc. a Delaware Corporation		Zanker Investment Group, LLC

By	/s/ Andrew Yang	By	/s/ Roger Fields
Print Name: Andrew Yang		Print Name: Roger Fields
Print Title: CEO		Print Title: Member

Date:	4/4/2011	Date:	4/4/2011

		By	/s/ Jason Peery
Print Name: Jason Peery
Print Title: Member

		Date:	4/4/2011